SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 27, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

14180 Dallas Parkway, 9th Floor
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 28, 2004, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it will be acquiring a hotel property from JHM Ruby Lake Hotel, Ltd. for approximately $25.3 million in cash. The purchase price was the result of an arms’ length negotiation. The Company will use a portion of the proceeds from its initial public offering of common stock as the source of funds for the acquisition of this property. The acquisition is expected to close in late February 2004. A copy of the press release is attached hereto as Exhibit 99.10 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Properties Acquired

All required financial statements of the property being acquired will be filed by amendment to this Form 8-K no later than 60 days after the date that this initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

All required pro forma financial information of the Company, taking into account the acquisition, will be filed no later than 60 days after the date that this initial report on Form 8-K must be filed.

(c)	Exhibits

99.10 Press Release of the Company dated January 28, 2004, announcing the acquisition of the hotel property.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2004

ASHFORD HOSPITALITY TRUST, INC

By:	/s/ DAVID A. BROOKS

David A. Brooks
Chief Legal Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.10	Press Release of the Company dated January 28, 2004, announcing the acquisition of the hotel property.